EXHIBIT 3.1

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100563042-53
ARTICLES OF INCORPORATION (PURSUANT TO NRS CHAPTER 78)		Filing Date and Time 07/29/2010 8:14 a.m.
Entity Number E0359452010-1

1.

 Name of Corporation:

JH Designs, Inc.

2.

 Resident Agent:

Noncommercial Register Agent

for Service of Process:

(name and address below)

Lee A. Giannopoulos

112 North Curry Street

Carson City, Nevada 89703

3.

Authorized Stock:

Number of shares with par value: 125,000,000

Par value: $.001

Number of shares without par value:

4.

Name &

Jonathan Hopp

Addresses of Board

112 North Curry Street

of Directors/Trustees:

Carson City, Nevada 89703

5.

Purpose:

Any lawful business purpose.

6.

Names, Addresses

and Signature

of Incorporator:

Thomas E. Puzzo  /s/ Thomas E. Puzzo, Esq.

Incorporator Signature

4216 NE 70th Street

Seattle, Washington 98115

7.

Certificate of Acceptance

of Appointment of

Registered Agent:

I hereby accept appointment as Resident Agent for the above

named Entity

/s/ TAlishio

  Date: July 29, 2010

Authorized Signature of Registered Agent

or On Behalf of Registered Agent Entity

 PAGE 2 OF

ARTICLES OF INCORPORATION

OF

JH DESIGNS, INC.

3.  Continuation of Article 3 “Authorized Stock” from Page 1

3.1      Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue shall consist of one hundred twenty-five million shares (125,000,000), consisting of one hundred million shares (100,000,000) of common stock, par value $0.001 per share (the “Common Stock”), and twenty-five million shares (25,000,000) of “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”).  The board of directors of the Corporation (the “Board of Directors”) is authorized, subject to any limitation prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada (such certificate being hereinafter referred to as the “Certificate of Designations”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitation or restrictions thereof.

8.  Acquisitions of Controlling Interest and Interested Stockholders

8.1      Acquisition of Controlling Interest. The Corporation elects not to be governed by NRS 78.378 to 78.3793.

8.2.      Combinations with Interested Stockholders. The Corporation elects not to be governed by NRS 78.411 to 78.444.

2